                                                                     Exhibit 4.7


                       AMENDMENT NO. 2 TO CREDIT AGREEMENT


      AMENDMENT NO. 2 dated as of April 23, 1999 (this "AMENDMENT NO. 2") to the Credit Agreement dated as of November 3, 1995, as amended and restated as of July 31, 1997 (as further amended from time to time, the "CREDIT AGREEMENT"), among CEDAR CHEMICAL CORPORATION, a Delaware corporation (together with its successors, the "COMPANY"), the lenders listed on the signature pages thereto (together with their successors, the "LENDERS") and THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, together with its successors in such capacity, the "ADMINISTRATIVE AGENT").

                       W I T N E S S E T H:

      WHEREAS, the parties hereto have heretofore entered into the Credit Agreement; and

      WHEREAS, the Company has asked the Lenders to (i) increase the Tranche A Term Loans and/or the Tranche B Term Loans by $9,000,000 in the aggregate, (ii) amend the amortization schedule applicable to the Tranche A Term Loans and/or the Tranche B Term Loans, (iii) amend the Current Ratio, Leverage Ratio, Interest Coverage Ratio, Fixed Charge Coverage Ratio and Capital Expenditures covenants, (iv) permit the formation of a new direct wholly-owned Subsidiary by the Company, (v) waive the Company's default with respect to the Leverage Ratio for the month of February 1999, and (vi) consent to the amendment of the definition of "Secured Obligations" in each of the Company Security Agreement, the Subsidiary Guarantor Security Agreement, the Company Pledge Agreement and the Nine West Pledge Agreement, and, subject to the terms and conditions set forth herein, the Lenders are willing to do so;

      NOW, THEREFORE, the parties hereto agree as follows:

      SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.

      SECTION 2. Amendment of Section 1.01 of the Credit Agreement. (a) Section
1.01 of the Credit Agreement is amended by inserting, in their appropriate alphabetical position, the following definitions:

            "ADDITIONAL TRANCHE A TERM LOAN" has the meaning set forth in
      Section 2.01(i).

            "ADDITIONAL TRANCHE B TERM LOAN" has the meaning set forth in
      Section 2.01(i).

            "ADDITIONAL TRANCHE B TERM LOAN COMMITMENT" shall mean, as to any Lender, the obligation (if any) of such Lender to make an Additional Tranche B Term Loan to the Company in a principal amount up to but not exceeding the amount set forth opposite such Lender's name on the Commitment Schedule under the caption "Additional Tranche B Term Loan Commitment" (as the same may be adjusted from time to time pursuant to Section 2.03).

            "AMENDED AND RESTATED TRANCHE A TERM NOTES" shall mean the promissory notes of the Company evidencing the Tranche A Term Loans, substantially in the form of Exhibit A to Amendment No. 2.

            "AMENDED AND RESTATED TRANCHE B TERM NOTES" shall mean the promissory notes of the Company evidencing the Tranche B Term Loans, substantially in the form of Exhibit B to Amendment No. 2.

            "AMENDMENT NO. 2" shall mean Amendment No. 2 to this
      Agreement dated as of the Amendment No. 2 Effective Date among the parties to this Agreement.

            "AMENDMENT NO. 2 EFFECTIVE DATE" shall mean April 23, 1999.

            "COMMITMENT SCHEDULE" shall mean the Commitment Schedule attached as Schedule I to Amendment No. 2.

            "EXISTING TRANCHE A TERM LOAN" has the meaning set forth in
      Section 2.01(i).

            "EXISTING TRANCHE B TERM LOAN" has the meaning set forth in
      Section 2.01(i).

            "NEW CAPITAL PROJECTS"shall mean, collectively, (i) the expansion of the Company's dichloroanaline ("DCA") capacity to eliminate the need for purchases of DCA as a raw material in the production of propanil, (ii) the expansion of in-house formulation in the Company's organics division,
      (iii) the construction of a slow-release plant at the potassium nitrate plant of Vicksburg Chemical, and (iv) the purchase of a new boiler to expand the potassium nitrate capacity at Vicksburg Chemical.

            "PARENT CAPITAL CONTRIBUTION AGREEMENT" shall mean the Parent Capital Contribution Agreement dated as of April 23, 1999 among the Parent, the Company and the Administrative Agent, substantially in the form of Exhibit F attached to Amendment No. 2, pursuant to which the Parent has agreed to contribute or cause to be contributed capital to the Company in the amount of each payment by the Company or Vicksburg Chemical under the Settlement Agreements within five days of such payment, as such agreement shall, subject to Section 9.20 hereof, be modified and supplemented and in effect from time to time.

            "SETTLEMENT AGREEMENTS" shall mean, collectively, (i) the Conditional Agreement to Settle dated as of August 20, 1998 by and among the Plaintiffs' Liaison Committee, on behalf of the Class, the Compromising Parties and the Settling Insurers, in each case as named therein, and (ii) the Conditional Agreement to Settle dated as of August 20, 1998 by and among the Mississippi Plaintiff's Counsel, on behalf of the Mississippi Plaintiffs, the Compromising Parties, and the Settling Insurers, in each case as named therein, as said agreements shall be modified and supplemented and in effect from time to time, with respect to the settlement of all claims against the Company pursuant to In re:
      Chemical Release at Bogalusa (all cases), Case No. 73,341, Division C, 22nd Judicial District, Parish of Washington, State of Louisiana and In re: Bogalusa Chemical Release (all cases), Case No.: 251-96-493 Civ., Circuit Court of Hinds County, Mississippi First Judicial District.

            "SPECIAL DIVIDEND" has the meaning set forth in Section 9.16 of the Original Agreement.

            "SUBSIDIARY GUARANTOR ADDENDUM" shall mean the Subsidiary Guarantor Addendum dated as of the Amendment No. 2 Effective Date executed by TRI Pro, Inc., substantially in the form of Exhibit E to Amendment No. 2, as modified and supplemented and in effect from time to time.

            "TRANCHE A TERM LOAN COMMITMENT" shall mean, as to any Lender, the obligation (if any) of such Lender to make an Additional Tranche A Term Loan to the Company in a principal amount up to but not exceeding the amount set forth opposite such Lender's name on the Commitment Schedule under the caption "Tranche A Term Loan

      Commitment" (as the same may be adjusted from time to time pursuant to Section 2.03).

            "VICKSBURG CHEMICAL" shall mean Vicksburg Chemical Company, a Delaware corporation, and its successors.

     (b) Section 1.01 of the Credit Agreement is amended by restating in their entirety the following definitions:

            "COMMITMENTS" shall mean, as to any Lender, the aggregate of such Lender's Tranche A Term Loan Commitment, Additional Tranche B Term Loan Commitment and Working Capital Commitment.

            "FINANCING DOCUMENTS" shall mean this Agreement, the Nine West Guaranty, the Subsidiary Guaranty, the Nine West Guarantor
      Acknowledgments, the Subsidiary Guarantor Acknowledgments, the Subsidiary Guarantor Addendum, the Parent Capital Contribution Agreement, the Notes and the Security Documents.

            "NINE WEST GUARANTOR ACKNOWLEDGMENTS" shall mean the Nine West Guarantor Acknowledgment and Consent dated the Effective Date executed by Nine West, substantially in the form of Exhibit H hereto, and the Nine West Guarantor Acknowledgment and Consent dated the Amendment No. 2 Effective Date executed by Nine West, substantially in the form of Exhibit D to Amendment No. 2.

            "REQUIRED CLASS LENDERS" shall mean, with respect to any Class of Lenders, (x) at any time while no Loans or Letter of Credit Liabilities of such Class of Lenders are outstanding, (i) for the Class of Lenders holding Tranche A Term Loan Commitments or Working Capital Commitments, Lenders having at least 66 2/3% of the aggregate amount of the Tranche A Term Loan Commitments and the Working Capital Commitments and (ii) for the Class of Lenders holding Additional Tranche B Term Loan Commitments, Lenders having at least 66 2/3% of the aggregate amount of the Additional Tranche B Term Loan Commitments, and (y) at any time while any Loans or Letter of Credit Liabilities (if any) of such Class of Lenders are outstanding, (i) for the Class of Lenders holding Tranche A Term Loans or Working Capital Loans or Letter of Credit Liabilities, Lenders holding at least 66 2/3% of the outstanding aggregate principal amount of the Tranche A Term Loans, the Working Capital Loans and Letter of Credit Liabilities (including, without limitation, participations in the Participation Letters of Credit) and (ii) for the Class of Lenders holding Tranche B Term Loans, Lenders holding at least 66 2/3% of the outstanding aggregate principal amount of the Tranche B Term Loans.

            "SUBSIDIARY GUARANTOR" shall mean each of the following Subsidiaries of the Company: Vicksburg Chemical, Cedar International, TRI Pro, Inc., a Delaware corporation, and each other Subsidiary of the Company that from time to time becomes a party to the Subsidiary Guaranty.

            "SUBSIDIARY GUARANTOR ACKNOWLEDGMENTS" shall mean the Subsidiary Guarantor Acknowledgment and Consent dated the Effective Date executed by each of Vicksburg Chemical and Cedar International, substantially in the form of Exhibit I hereto, and the Subsidiary Guarantor Acknowledgment and Consent dated the Amendment No. 2 Effective Date executed by each of Vicksburg Chemical and Cedar International, substantially in the form of Exhibit C to Amendment No. 2.

            "TRANCHE A TERM LOAN" shall mean, as to any Lender, the Existing Tranche A Term Loan and/or any Additional Tranche A Term Loan of such Lender, as the context may require.

            "TRANCHE A TERM NOTES" shall mean (i) as to Lenders who have not made a Tranche A Term Loan Commitment, the promissory notes of the Company evidencing the Tranche A Term Loans, substantially in the form of Exhibit A hereto, and (ii) as to Lenders who have made a Tranche A Term Loan Commitment, (x) for the period from the Effective Date through the Amendment No. 2 Effective Date, the promissory notes of the Company evidencing the Tranche A Term Loans, substantially in the form of Exhibit A hereto, and (y) for the period beginning on the Amendment No. 2 Effective Date and thereafter, the Amended and Restated Tranche A Term Notes.

            "TRANCHE B TERM LOAN" shall mean, as to any Lender, the Existing Tranche B Term Loan and/or any Additional Tranche B Term Loan of such Lender, as the context may require.

            "TRANCHE B TERM NOTES" shall mean (i) as to Lenders who have not made an Additional Tranche B Term Loan Commitment, the promissory notes of the Company evidencing the Tranche B Term Loans, substantially in the form of Exhibit B hereto, and (ii) as to Lenders who have made an Additional Tranche B Term Loan Commitment, (x) for the period from the Effective Date through the Amendment No. 2 Effective Date, the promissory notes of the Company evidencing the Tranche B Term Loans, substantially in the form of Exhibit B hereto, and (y) for the period beginning on the Amendment No. 2 Effective Date and thereafter, the Amended and Restated Tranche B Term Notes.

      SECTION 3. Amendment of Section 1.03 of the Credit Agreement. Section 1.03 of the Credit Agreement is amended by replacing the parenthetical "(or Tranche B Term Loan Commitments)" in the second sentence thereof with "(or Commitments to make any such Class of Loans)".

      SECTION 4. Amendment of Section 2.01(i) of the Credit Agreement. Section 2.01(i) of the Credit Agreement is amended and restated in its entirety as follows:

            (i) Term Loans. Prior to the Amendment No. 2 Effective Date, each Lender made a Tranche A Term Loan (an "EXISTING TRANCHE A TERM LOAN") and/or a Tranche B Term Loan (an "EXISTING TRANCHE B TERM LOAN") pursuant to the terms of the Original Agreement or this Agreement, as the case may be. As of the Amendment No. 2 Effective Date, $5,832,161.68 in principal amount of the Existing Tranche A Term Loans and $43,678,381.53 in principal amount of the Existing Tranche B Term Loans remain outstanding. On the Amendment No. 2 Effective Date, each Lender shall make an additional Loan to the Company in an amount equal to its Tranche A Term Loan Commitment, if any (such loan, an "ADDITIONAL TRANCHE A TERM LOAN"), and an additional Loan to the Company in an amount equal to its Additional Tranche B Term Loan Commitment, if any (such loan, an "ADDITIONAL TRANCHE B TERM LOAN").

      SECTION 5. Amendment of Section 2.03(a)(ii) of the Credit Agreement.
Section 2.03(a)(ii) of the Credit Agreement is amended and restated in its entirety as follows:

            (ii) The Tranche A Term Loan Commitments and the Additional Tranche B Term Loan Commitments shall all terminate on the Amendment No. 2 Effective Date.

      SECTION 6. Amendment of Section 2.07 of the Credit Agreement. The first sentence of Section 2.07 of the Credit Agreement is amended and restated as follows:

      The Loans of each Class made by each Lender shall be evidenced by a single Tranche A Term Note, Tranche B Term Note or Working Capital Note of the Company (each a "NOTE"), as the case may be, payable to the order of such Lender in a principal amount equal to such Lender's Commitment of such Class as originally in effect (or, in the case of the Amended and Restated Tranche A Term Notes and the Amended and Restated Tranche B Term Notes, in a principal amount equal to the initial principal amount of the related Loans by such Lender as in effect as of the Amendment No. 2 Effective Date) and otherwise duly completed.

      SECTION 7. Amendment of Section 2.08 of the Credit Agreement. The first sentence of Section 2.08 of the Credit Agreement is amended and restated in its entirety as follows:

      The proceeds of the Existing Tranche B Term Loans made pursuant to Section 2.01(i) hereof have been used to repay existing outstanding Working Capital Loans and to finance Capital Expenditures in connection with the Potassium Nitrate Project and the MAP/MKP Project, and the proceeds of the Additional Tranche A Term Loans and the Additional Tranche B Term Loans made pursuant to Section 2.01(i) hereof shall be used to finance Capital Expenditures in connection with the New Capital Projects.

      SECTION 8. Amendment of Section 5.02(b) of the Credit Agreement. The first sentence of Section 5.02(b) of the Credit Agreement is amended by inserting the following parenthetical at the end thereof:

       (except that the payment by the Company of principal of the Tranche B Term Loans on the Quarterly Date falling in April 1999 shall be for the account of the Lenders pro rata in accordance with the respective unpaid principal amount of their Existing Tranche B Term Loans, and no amount of such payment shall be for the account of the Lenders in respect of their Additional Tranche B Term Loans)

      SECTION 9. Amendment of Section 8.02 of the Credit Agreement. Section 8.02 of the Credit Agreement is amended by amending subsections (a)(i) and (c) thereof in their entirety as follows:

            (a)(i)The audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1998 and the related consolidated statements of income and retained earnings and cash flows for the year then ended (the "COMPANY AUDITED STATEMENTS"), have been prepared in accordance with generally accepted accounting principles consistently applied. The Company Audited Statements fairly present the financial position of the Company and its Subsidiaries at December 31, 1998 and the results of their operations and cash flows for the year then ended in conformity with generally accepted accounting principles.

            (c) Since December 31, 1998 no event has occurred and no condition has come into existence which has had, or is reasonably likely to have, a Material Adverse Effect.

      SECTION 10. Amendment of Section 8.10 of the Credit Agreement. Section
8.10 of the Credit Agreement is amended by changing the references to "the Effective Date" therein to "the Amendment No. 2 Effective Date".

      SECTION 11. Amendment of Section 9.09 of the Credit Agreement. Section
9.09 of the Credit Agreement is amended by inserting, immediately after the text "to Current Liabilities", the following parenthetical:

      (other than Current Liabilities owing by the Company pursuant to the Settlement Agreements; provided that the Parent Capital Contribution Agreement shall be in effect, and TRI shall be in compliance with all applicable provisions thereof, in each case at such time)

      SECTION 12. Amendment of Section 9.10 of the Credit Agreement. Section
9.10 of the Credit Agreement is amended by changing the table contained therein to read in its entirety as follows:

                Periods                            Ratio
                -------                            -----
      From the Effective Date
      through July 30, 1997                      3.80:1.00

      From July 31, 1997 through
      December 30, 1997                          3.50:1.00

      From December 31, 1997
      through December 30, 1998                  3.00:1.00

      From December 31, 1998
      through June 30, 1999                      3.50:1.00

      From July 1, 1999 through
      September 30, 1999                         3.25:1.00

      From October 1, 1999 through
      December 31, 1999                          3.00:1.00

      From January 1, 2000 through
      December 31, 2000                          2.75:1.00

      From January 1, 2001 through
      December 31, 2001                          2.25:1.00

      From January 1, 2002 and at
      all times thereafter                       2.00:1.00

      SECTION 13. Amendment of Section 9.11 of the Credit Agreement. Section
9.11 of the Credit Agreement is amended by changing the table contained therein to read in its entirety as follows:


             Periods                            Ratio
             -------                            -----
      From the Effective Date
      through December 30, 1997               2.25:1.00

      From December 31, 1997
      through December 31, 1999               3.00:1.00

      From January 1, 2000 and at
      all times thereafter                    3.50:1.00

      SECTION 14. Amendment of Section 9.12(i) of the Credit Agreement. The parenthetical immediately after the text "minus Capital Expenditures" in clause
(i) of Section 9.12 of the Credit Agreement is amended and restated in its entirety as follows:

      (other than (x) Capital Expenditures incurred during fiscal year 1998 in respect of the MAP/MKP Project in an aggregate amount not to exceed the sum of $6,500,000 plus the amount of related capitalized interest expense and (y) Capital Expenditures incurred during fiscal year 1999 in respect of the New Capital Projects in an aggregate amount not to exceed the sum of $6,000,000 plus the amount of related capitalized interest expense)

      SECTION 15. Amendment of Section 9.19 of the Credit Agreement. Section
9.19 of the Credit Agreement is amended by inserting a new clause (iii), restating the existing clause (iii) as clause (iv) and restating the proviso thereof as follows:

            (iii) for fiscal year 1999, $6,000,000; provided that such Capital Expenditures shall be applied solely to the New Capital Projects; plus

            (iv) Capital Expenditures consisting of capitalized Interest Expense incurred in connection with Capital Expenditures permitted pursuant to clauses (ii) and (iii) above;

      provided that to the extent that Capital Expenditures in any period are less than the permitted amount for such period set forth in clause (i),
      (ii) or (iii) above, the amount of such shortfall may be carried forward to any succeeding fiscal year.

      SECTION 16. Amendment of Section 9.15 of the Credit Agreement. Section
9.15 of the Credit Agreement is amended by changing the reference to "the Effective Date" in clause (v) thereof to "the Amendment No. 2 Effective Date".

      SECTION 17. Amendment of Section 9.20 of the Credit Agreement. Section
9.20 of the Credit Agreement is amended by inserting "the Parent Capital Contribution Agreement," immediately before the reference to "the Tax Sharing Agreement" in the second sentence thereof.

      SECTION 18. Amendment of Section 10.01(d) of the Credit Agreement. Section 10.01(d) of the Credit Agreement is amended by restating clause (iii) thereof as follows:

      (iii) the Parent shall default in the performance of any of its obligations under the Parent Capital Contribution Agreement.

      SECTION 19. Amendment of Section 11.10 of the Credit Agreement. Section
11.10 of the Credit Agreement is amended by replacing the words "record the Tranche B Term Loan Commitments and the Working Capital Commitments from time to time of each of the Lenders" contained in the first sentence thereof with "record the Commitments from time to time of each of the Lenders".

      SECTION 20. Amendment of Schedule III of the Credit Agreement. Schedule III of the Credit Agreement is amended and restated in its entirety as set forth in Schedule II hereto.

      SECTION 21. Amendment of Schedule IV of the Credit Agreement. Schedule IV to the Credit Agreement is amended by (i) inserting the new Subsidiary "TRI Pro, Inc." under the caption "Subsidiaries of Cedar Chemical Corporation" and (ii) deleting all items other than US Treasury Notes under the caption "Other Investments".

      SECTION 22. Amendment of Schedule V of the Credit Agreement. Schedule V to the Credit Agreement is amended by deleting the reference to the Joint Venture Agreement between Cedar and Girindus Chemie GMBH & Co. under the caption "Agreements".

      SECTION 23. Waiver of Compliance with Section 9.10 of the Credit Agreement. The Lenders hereby waive any Default or Event of Default that has occurred during the period of February 1, 1999 through February 28, 1999 with respect to the failure of the Company to comply with the Leverage Ratio set forth in Section 9.10 of the Credit Agreement at any time during such period.

      SECTION 24. Consent to Amendments to Security Documents. Each of the Lenders hereby consents to amendments to the Company Security Agreement, the Subsidiary Guarantor Security Agreement, the Company Pledge Agreement and the Nine West Pledge Agreement, substantially in the form of Exhibits G, H, I and J, respectively, hereto, and hereby authorizes the Administrative Agent to execute such amendments in substantially the form of such Exhibits hereto.

      SECTION 25. Representations of the Company. The Company represents and warrants that as of the Amendment No. 2 Effective Date and after giving effect to Amendment No. 2, (i) the representations and warranties of the Company set forth in Article 8 of the Credit Agreement will be true and correct as though made on and as of such date and (ii) no Default will have occurred and be continuing.

      SECTION 26. Governing Law. This Amendment No. 2 shall be governed by and construed in accordance with the laws of the State of New York.

      SECTION 27. Counterparts; Effectiveness. This Amendment No. 2 may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment No. 2 shall become effective on the date (the "AMENDMENT NO. 2 EFFECTIVE DATE") on which all of the following conditions precedent shall have been fulfilled to the satisfaction of the Administrative
Agent:

      (a) Counterparts. The Administrative Agent shall have received counterparts of this Amendment No. 2, executed and delivered by or on behalf of each of the parties hereto (or, in the case of any party as to which the Administrative Agent shall not have received such a counterpart, the Administrative Agent shall have received evidence satisfactory to it of the execution and delivery by such Lender of a counterpart hereof).

      (b) Notes. The Administrative Agent shall have received the Amended and Restated Tranche A Term Note and the Amended and Restated Tranche B Term Note for each Lender extending a Tranche A Term Loan Commitment or an Additional Tranche B Term Loan Commitment under this Amendment No. 2, duly completed and executed.

      (c) Ancillary Documents. The Administrative Agent shall have received counterparts of (i) the applicable Subsidiary Guarantor Acknowledgment and Nine West Guarantor Acknowledgment, (ii) the Subsidiary Guarantor Addendum and (iii) the Parent Capital Contribution Agreement, in each case executed and delivered by or on behalf of each of the parties thereto.

      (d) Fees and Expenses. The Company shall have paid to the Administrative Agent, for the account of each Lender, a fee equal to 0.125% of the sum of the aggregate principal amount of such Lender's Tranche A Term Loans, Tranche B Term Loans and Working Capital Commitments, in each case outstanding under the Credit Agreement immediately prior to the Amendment No. 2 Effective Date; and shall have in addition paid to the Administrative Agent all amounts payable under
Section 12.03 of the Credit Agreement on or before the Amendment No. 2 Effective Date.

      (e) Opinions of Counsel to the Company. The Administrative Agent shall have received an opinion of Apperson, Crump & Maxwell, PLC, counsel to the Company, substantially in the form of Exhibit E to the Credit Agreement, and an opinion of Rubin, Baum, Levin, Constant & Friedman, counsel to the Parent and Nine West, substantially in the form of Exhibit F to the Credit Agreement, in each case with reference to this Amendment No. 2 and the Credit Agreement as amended hereby.

      (f) Other Documents. The Administrative Agent shall have received such other documents relating to the transactions contemplated hereby as the Administrative Agent may reasonably request.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed by their respective authorized officers as of the day and year first above written.

                           CEDAR CHEMICAL CORPORATION


                           By  /s/ J. Randal Tomblin
                               -------------------------------------
                               Title: President


                           LENDERS:

                           THE CHASE MANHATTAN BANK


                           By  /s/ Robert T. Sacks
                               -------------------------------------
                           Title: Managing Director


                           BANK LEUMI TRUST COMPANY OF
                                 NEW YORK


                           By  /s/ Gloria Bucher
                               -------------------------------------
                           Title: First Vice President and
                                  Managing Director


                           THE BANK OF NOVA SCOTIA


                           By /s/ Brian Allen
                               -------------------------------------
                           Title: Senior Relationship Manager


                           FIRST AMERICAN NATIONAL BANK


                           By     /s/ S. Floyd Harvey, III
                               -------------------------------------
                           Title: Senior Vice President

                           U.S. BANK NATIONAL ASSOCIATION


                           By  /s/ Alan V. Schuler
                               -------------------------------------
                           Title: Vice President


                           ERSTE BANK NEW YORK


                           By  /s/ Arcinee Hovanessian
                               -------------------------------------
                           Title: Vice President


                           By  /s/ John S. Runnion
                               -------------------------------------
                           Title: First Vice President


                           MERRILL LYNCH SENIOR FLOATING
                                 RATE FUND, INC.


                           By  /s/ Colleen M. Cunniffe
                               -------------------------------------
                           Title: Authorized Signatory


                           PILGRIM PRIME RATE TRUST
                           By: Pilgrim Investments, Inc.,
                               as its investment manager

                           By  /s/ Robert L. Wilson
                               -------------------------------------
                           Title: Vice President


                           VAN KAMPEN PRIME RATE INCOME
                                 TRUST


                           By  /s/ Lisa M. Mincheski
                               -------------------------------------
                           Title: Assistant Portfolio Manager

                           INDOSUEZ CAPITAL FUNDING IIA,
                                 LIMITED

                           By:   INDOSUEZ CAPITAL as portfolio
                                    advisor


                           By  /s/ Melissa Marano
                               -------------------------------------
                           Title: Vice President

                                                                      SCHEDULE I

                               COMMITMENT SCHEDULE


                                                                           Additional
                                                   Tranche A                Tranche B                 Working
                                                   Term Loan                Term Loan                 Capital
Lender                                             Commitment               Commitment               Commitment
------                                             ----------               ----------               ----------
The Chase Manhattan Bank                         $         0.00           $ 2,000,000.00           $ 6,066,691.43

Bank Leumi Trust Company of New York               1,000,000.00                     0.00             3,250,000.00

The Bank of Nova Scotia                                    0.00             5,000,000.00             3,250,000.00

First American National Bank                               0.00                     0.00             6,500,000.00

U.S. Bank National Association                       500,000.00               500,000.00             3,683,308.57

Erste Bank New York                                        0.00                     0.00             3,250,000.00

Merrill Lynch Senior Floating Rate Fund, Inc.              0.00                     0.00                     0.00

Pilgrim Prime Rate Trust                                   0.00                     0.00                     0.00

Van Kampen Prime Rate Income Trust                         0.00                     0.00                     0.00

Indosuez Capital Funding IIA, Limited                      0.00                     0.00                     0.00

Total:                                           $ 1,500,000.00           $ 7,500,000.00           $26,000,000.00
                                                 ==============           ==============           ==============

                                                                     SCHEDULE II


                        Scheduled Term Loan Installments

                                   Tranche A                Tranche B
       Quarterly Date              Term Loan                Term Loan
         Falling In               Installment              Installment
         ----------               -----------              -----------
          April 1999            $         0.00           $   110,000.00
           July 1999                      0.00               128,935.75
        October 1999                      0.00               128,935.75
        January 2000                      0.00               128,935.75
          April 2000                      0.00               128,935.75
           July 2000                      0.00               128,935.75
        October 2000                      0.00               128,935.75
        January 2001                      0.00               128,935.75
          April 2001                      0.00               128,935.75
           July 2001                      0.00               128,935.75
        October 2001              7,332,161.75               128,935.75
        January 2002                                       5,860,715.93
          April 2002                                       5,860,715.93
           July 2002                                       5,860,715.93
        October 2002                                       5,860,715.93
        January 2003                                       6,584,040.06
          April 2003                                       6,584,040.06
           July 2003                                       6,584,040.06
        October 2003                                       6,584,040.06
              Total:             $7,332.161.75           $51,178,381.46
                                ==============           ==============